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                                                                      EXHIBIT 99

                                 NETLINK, INC.

                   Proxy for Special Meeting of Stockholders

                           ________________ __, 1996

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nina F. Saberi and Jerry M. Joyner, and each of them, proxies, with full power of substitution, to vote all shares of stock of Netlink, Inc. ("Netlink") which the undersigned is entitled to vote at the Special Meeting of Stockholders of Netlink to be held at 10:00 a.m., Eastern time, on __________,____, 1996, at the office of Netlink's counsel, Testa, Hurwitz & Thibeault, LLP at 125 High Street, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated _____________ __, 1996, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

VOTING INSTRUCTION - ALL STOCKHOLDERS SHOULD VOTE ON ITEM 1. IN ADDITION,
------------------
HOLDERS OF 1993 PREFERRED STOCK SHOULD VOTE ON ITEMS 2 AND 5, HOLDERS OF 1994 PREFERRED STOCK SHOULD VOTE ON ITEMS 3 AND 5 AND HOLDERS OF 1996 PREFERRED STOCK SHOULD VOTE ON ITEMS 4 AND 5. WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OF STOCK OF THE COMPANY IS REQUIRED, THIS PROXY SHALL BE VOTED AS A CLASS VOTE.

Please return your completed proxy to:
Jerry M. Joyner, Secretary, Netlink, Inc., 1881 Worcester Road, Framingham, MA 01701
A postage-paid return envelope has been included for your convenience.

                               SEE REVERSE SIDE
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[X] Please mark votes as in this example.

1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 26, 1996 among Cabletron Systems, Inc. ("Cabletron"), Cabletron Merger, Inc. ("Merger Sub") and Netlink, and to approve the merger (the "Merger") of Merger Sub, a wholly owned subsidiary of Cabletron, with and into Netlink pursuant to the Merger Agreement by which Netlink would become a wholly owned subsidiary of Cabletron.

        FOR     AGAINST     ABSTAIN
        [_]      [_]         [_]

2. To convert immediately prior to the Merger each share of Netlink 1993 Preferred Stock into one share of Common Stock of Netlink.

        FOR     AGAINST     ABSTAIN
        [_]      [_]         [_]

3. To convert immediately prior to the Merger each share of Netlink 1994 Preferred Stock into one share of Common Stock of Netlink.

        FOR     AGAINST     ABSTAIN
        [_]      [_]         [_]

4. To convert immediately prior to the Merger each share of Netlink 1996 Preferred Stock into one share of Common Stock of Netlink.

        FOR     AGAINST     ABSTAIN
        [_]      [_]         [_]

5. To amend immediately prior to the Merger the 1996 Preferred Stock Purchase Agreement dated February 29, 1996 among Netlink and certain holders of Netlink 1993 Preferred Stock, Netlink 1994 Preferred Stock and Netlink 1996 Preferred Stock (the "Netlink Preferred Stock Agreement") to delete Articles IV, V and VI of the Netlink Preferred Stock Agreement (relating to certain covenants, registration rights and rights of first refusal).

        FOR     AGAINST     ABSTAIN
        [_]      [_]         [_]

6. To transact such other business as may properly come before the meeting and any adjournment thereof.

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1,2,3,4 AND 5 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 6 ABOVE.

[_]  MARK HERE FOR ADDRESS              [_]  MARK HERE IF YOU PLAN
     CHANGE AND NOTE BELOW                   TO ATTEND THE MEETING


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If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Print Name:                             Print Name:

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Signature             Date              Signature             Date